UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 15, 2018

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 15, 2018, Sanmina Corporation (the “Company”) and Gerry Fay, former Chief Business Officer of the Company, entered into a separation and release agreement under which Mr. Fay will receive a lump sum cash payment of $250,000. In addition, Mr. Fay will remain available for consulting on transition matters through January 2019. The separation agreement also contains customary provisions concerning release of claims, non-solicitation of employees and non-disparagement.

On September 17, 2018, the Company and Robert K. Eulau, former Chief Executive Officer of the Company, entered into a separation and release agreement under which Mr. Eulau will receive bi-weekly cash payments of $36,845 through December 31, 2018 and a lump sum cash payment of $478,990 on each of January 10, 2019 and July 11, 2019. Such payments shall cease in the event Mr. Eulau accepts a full-time or part-time employment or consulting relationship with certain specified companies. In addition, the vesting of an aggregate of 200,000 performance stock units for which the performance criteria have already been achieved and 27,500 unvested time-based restricted stock units and stock options is being accelerated pursuant to the separation agreement. The separation agreement also contains customary provisions concerning release of claims, non-solicitation of employees and non-disparagement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ David R. Anderson
David R. Anderson
Executive Vice President and Chief Financial Officer

Date: September 19, 2018